Exhibit 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
Michael Garnreiter Joins TASER International Board of Directors
SCOTTSDALE, Ariz., July 5, 2006 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced electronic control devices today announced that Michael Garnreiter has joined the Board of Directors of TASER International, Inc. effective June 29, 2006. Mr. Garnreiter will serve on the Audit Committee of the Board of Directors.
Mr. Garnreiter has over 20 years experience in the areas of accounting and finance as a certified public accountant and most recently as chief financial officer has served as Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group since April 2002. Mr. Garnreiter previously served as a general partner of the international accounting firm of Arthur Andersen. Mr. Garnreiter began his career in public accounting with the Los Angeles office of Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach. In 1986, he transferred to their Tucson, Arizona office to become its Office Managing Partner. Mr. Garnreiter’s career as an accounting and audit partner spanned many different industries but focused on the entrepreneurial, public company. Mr. Garnreiter is a Certified Public Accountant in California and Arizona and retired from Arthur Andersen in March 2002.
“We are very pleased to have Mr. Garnreiter joint our Board of Directors,” said TASER International Chairman of the Board Phil Smith. “His extensive accounting, finance and audit experience will add depth and experience to our Audit Committee and provide a resource for our accounting and finance team,” continued Smith.

About TASER International, Inc.
TASER International provides advanced electronic control devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information visit the company’s web-site at www.TASER.com for facts and video.